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                            SUBORDINATED NOTE
$2,000,000.00                                            October 1, 1994



            FOR VALUE RECEIVED, SPECIAL METALS CORPORATION, a corporation organized under the laws of the State of Delaware ("Company"), hereby promises to pay on demand to the order of LWH HOLDINGS, S.A., a corporation organized under the laws of Luxembourg ("Lender") the principal sum of TWO MILLION DOLLARS ($2,000,000.00), together with interest which has accrued through September 30, 1994 in the amount of ONE HUNDRED SIXTY-FIVE THOUSAND TWO HUNDRED FIFTY-SEVEN AND 24/100 DOLLARS ($165,257.24).

            Unpaid principal and all accrued and unpaid interest shall bear interest at the rate of five percent (5%) per annum from October 1, 1994. The rate of interest hereunder is subject to adjustment at Lender's option on January 31 of each year upon written notice to the Company but in no event shall it exceed fifteen percent (15%) per annum.

            Until the Senior Obligations (as defined below) have been paid in full, payments of interest shall be limited to interest on the unpaid principal balance at the rate of two and one-half percent (2 1/2%) per annum during 1994 and five percent (5%) per annum thereafter, provided that interest shall continue to accrue on the outstanding principal balance and any accrued and unpaid interest at the rate set forth above. Subject to the limitations set forth above, accrued interest shall be payable on the first day of each January, April, July and October commencing on January 1, 1995 and for so long as the principal balance remains outstanding under this Subordinated Note.

            All payments due under or pursuant to this Subordinated Note shall be made when due at such address as Lender may designate in writing from time to time, in lawful money of the United States of America.

            1. Subordination. The Lender and any subsequent holder of this Subordinated Note, or any of them (by its acceptance hereof) agrees that the payment of principal, interest and any costs or fees on this Subordinated Note (herein called the "Subordinated Obligations") is specifically and expressly subordinated to the prior payment in full of all of the obligations of the Company under (a) that certain Amended and Restated Credit Agreement (the "Senior Credit Agreement" dated as of December 15, 1994 among the Company, certain banks party thereto and Credit Lyonnais New York Branch, as the Agent (the "Agent"), as the same may from time to time be amended, supplemented or otherwise modified and (b) the promissory notes


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("Senior Notes") issued by the Company pursuant to the Senior Credit Agreement
(all of such obligations under the Senior Credit Agreement and the Senior Notes whether for principal, interest (including, without limitation, any interest accruing after the commencement of any case, proceeding or other action relating to the liquidation, dissolution, assignment for the benefit of creditors, receivership, arrangement, bankruptcy, insolvency or reorganization of the

Company regardless of whether such interest is allowable, payable or accruable in such case, proceeding or other action), fees, expenses or otherwise being herein called the "Senior Obligations"). The Lender and each such holder of this Subordinated Note (by its acceptance hereof) further agrees (i) not to accelerate, amend, modify, ask for, demand, sue for, take or receive, directly or indirectly, payment of all or any part of the Subordinated Obligations unless and until all of the Senior Obligations have been fully paid; (ii) that, if any payment is made, directly or indirectly, on account of the Subordinated Obligations contrary to the terms of this paragraph, each and every amount so paid will be held in trust and promptly paid to the Agent to be credited and applied on account of the Senior Obligations, as the holders thereof may elect;
(iii) that, upon any distribu tion of the assets or readjustment of indebtedness of the Company, whether by reason of reorganization, liquidation, dissolution, bankruptcy, receivership, assignment for the benefit of creditors, or any other action or proceeding involving the readjustment of all or any of the indebtedness evidenced by this Subordinated Note, or the applica tion of assets of the Company to the payment or liquidation thereof, either in whole or in part, the holders of the Senior Obligations shall bo entitled to receive payment in full in cash of any and all of the Senior Obligations prior to the payment of all or any of the Subordinated Obligations, and in order to enable the holders of the Senior Obligations to assert and enforce their rights under this paragraph in any such action or proceeding, or upon the happening of any such event, the Agent is irrevocably authorized and empowered to file, for and on behalf of the Lender or such holders of the Subordinated Note, such proof or proofs of claim against the Company in any statutory or non-statutory proceeding on account of all or any of the Subordinated Obligations, and to receive and collect any and all dividends or other payments or disbursements made thereon, to be applied on account of the Senior Obligations as the holders may elect;
(iv) to execute and deliver to the Agent and the holders of the Senior Obligations such assignments or other instruments as may be requested by the Agent in order to enable the holders of the Senior Obligations to enforce their rights under this paragraph and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all or any of the Subordinated Obligations; (v) not to transfer, assign, encumber or subordinate at any time (except to the holder of the Senior Obligations) while the Senior Obligations are outstanding any right, claim or interest of any kind in or to this Subordinated Note, unless such is done expressly subject to the terms of and provisions of this paragraph; (vi) that the Lender and each such holder of this Subordinated Note, at all times during which the Senior Obligations are outstanding, waive the right to receive any payment of the Subordinated Obligations and (vii) that the holders of the Senior Obligations may at any time in their discretion accelerate, modify, amend, renew or extend the time of payment of the principal of and interest on the Senior Obligation or


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waive any rights or release any collateral or guaranties relative thereto at any time, and in reference thereto make and enter into such agreements as the holders of the Senior Obligations may in their discretion deem proper or desirable, without notice to or further assent of the Lender or such holders of this Subordinated Note, all without in any manner impairing or affecting the provisions of this paragraph or any of the rights of the holders of the Senior Obligations under this paragraph; provided, however, that so long as no Event of Default under the Senior Credit Agreement (and no event with which the giving of notice or lapse of time, or both, would become an Event of Default under the Senior Credit Agreement) shall have occurred and be continuing or would result from the payment thereof, the Company may make the payments of interest as herein provided.

            The Lender or any holder of this Subordinated Note shall not be subrogated to the rights of the Agent and the holders of the Senior Obligations to receive payments or distributions of assets of the Company made on the Senior Obligations until the Senior Obligations shall be paid in full; and payments or distributions to the Agent or the holders of the Senior Obligations of any cash, property or securities to which the Lender or any holder of this Subordinated Note would be entitled except for the provisions of the preceding paragraph shall, as between the Company and its creditors other than the Agent, the holders of the Senior Obligations and the Lender or any holder of the Subordinated Note, be deemed to be a payment by the Company to or on account of do Subordinated Obligations it being understood that the provisions of the preceding paragraph are, and are intended solely, for the purpose of defining the relative rights of the Lender on the one hand and the holders of the Senior Obligations on the other hand.

            The Company agrees that, upon any change in the ownership of the outstanding capital stock of the Company or its parent, the Company will, at Lender's request, consider amendments to this Subordinated Note subject at all times to the prior written approval of any such amendments by the holders of the Senior Obligations in their sole discretion.

            The provisions of this Section 1 shall (a) accrue exclusively to the benefit of the Agent and the holders of the Senior Obligations and their respective successors and assigns, and no other person or entity shall have or acquire any rights, benefits or remedies by reason of this Section 1, and (b) automatically terminate upon indefeasible payment in full and satisfaction of the Senior Obligations, provided that the provisions of this Section 1 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Senior Obligations is rescinded or must otherwise be restored or returned by the Agent or any holder of the Senior Obligations upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or the Lender, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or the Lender or any substantial part of its property, or otherwise, all as though such payments had not been made.


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            2. Events of Default. The occurrence of any of the following events shall constitute an event of default under this Subordinated Note:

                  (a) Company fails to make payment of any amounts owing under this Subordinated Note within ten (10) days following the due date thereof;


                  (b) Company (i) defaults in the payment of principal of or interest on any indebtedness or in the payment of any guaranty obligation in an individual principal amount of $250,000.00 or more or an aggregate principal amount of $250,000.00 or more beyond the period of grace, if any, provided in the instrument or agreement under which indebtedness or guarantee obligation was created; or (ii) defaults in the observance or performance of any other covenant, agreement or condition relating to any such indebtedness or guarantee obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other condition is to cause or to permit the Lender of such indebtedness or beneficiary of such guarantee obligation to cause, with the giving of notice or the lapse of time or both, if required, such indebtedness to become due prior to its stated maturity or such guarantee obligation to become payable;

                  (c) One or more judgments or decrees is entered against Company involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000.00 or more and there shall have been a period of thirty
(30) consecutive days during which a stay of enforcement of such judgment or decree, by reason of a pending appeal or otherwise, shall not be in effect or during which such judgments or decrees shall not have been vacated or discharged.

                  (d) (i) Company commences any case, proceeding or other action
(A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Company any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief for any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Company shall take any action in furtherance of, or indicating its


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consent to, approval of, or acquiescence in, any of the facts set forth in clause (i), (ii) or (iii) above; or (v) Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or


            Without in any way limiting the right of Lender to demand payment of this Subordinated Note at any time (subject to the terms of Section 1 above), upon the occurrence of one of the events specified in clauses (a), (b) or (c), all amounts due under this Subordinated Note may, at Lender's option, be accelerated and declared payable in full, subject to the terms of Section 1 above. Upon the occurrence of one of the events specified in clause (d), all amounts due under this Subordinated Note shall automatically be accelerated and become payable in full, subject to the terms of Section 1 above.

            3. Waiver of Protest. Company hereby waives presentment, protest, demand, notice of dishonor or default, and notice of any kind except as herein required with respect to this Subordinated Note or the performance of its obligations under this Subordinated Note.

            4. Waiver; Amendment. No delay or omission by Lender in enforcing or exercising any right hereunder shall operate as a waiver of such right or of any other right under this Subordinated Note. A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion. This Note may not be amended except as Lender may consent thereto in writing duly signed for and on its behalf.

            5. Prior Indebtedness. The Subordinated Note is issued in replacement of any and all indebtedness owing by the Company to the Lender or any holder of this Subordinated Note and the Lender or any holder of this Subordinated Note agrees to such replacement of indebtedness by acceptance of this Subordinated Note and further agrees that it shall immediately surrender for cancellation to the Company any prior written evidence of such indebtedness.

            6. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                           SPECIAL METALS CORPORATION


                              By:  /s/ Donald C. Darling
                                   -------------------------------
                                   Donald C. Darling
                                   Vice President - Administration


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